SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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MCNAB CREEK GOLD CORP.

(Name of registrant as Specified in its Charter)

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MCNAB CREEK GOLD CORP.

Suite 1128, 789 West Pender Street

Vancouver, B.C. V6C 1H2 Canada

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT APRIL 18, 2007

This Information Statement, which is being provided to shareholders on or about May 2, 2007, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by McNab Creek Gold Corp. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

Amend the Company's Articles of Incorporation to change its name to Utah Uranium Corp.

Only shareholders of record at the close of business on April 18, 2007 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ Peter Dickie

Peter Dickie

President

MCNAB CREEK GOLD CORP.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of McNab Creek Gold Corp., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company's Articles of Incorporation, approved by the Board of Directors on March 22, 2007.

Record Date and Voting Securities

Only shareholders of record at the close of business on April 18, 2007 are entitled to notice of the action taken, as described herein. On April 18, 2007, the Company had outstanding 36,759,200 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On April 18, 2007, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation. The name change took effect on April 27, 2007.

This Information Statement was first provided to the Company's shareholders on or about May 2, 2007.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company's name to Utah Uranium Corp.

No Dissenters' Rights: Pursuant to Nevada law, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 18, 2007, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Kenneth G. Townsend	20,155,200	54.8%
Common	Peter Dickie, President, Director	40,000	0.1%
Common	Christopher R. Verrico, Director	40,000	0.1%
Common	All directors and executive officers as a group (2)	80,000	0.2%

*Based on 36,759,200 shares of common shares outstanding as April 18, 2007.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid for services rendered during the fiscal years ended March 31, 2006, 2005 and 2004 to the Chairman and Chief Executive Officer. No other officers earned cash compensation in excess of $100,000 in fiscal 2006.

SUMMARY COMPENSATION TABLE
					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SARs (#)	LTIP Payouts ($)	All Other Comp- ensation ($)

Kenneth G. Townsend,	2004	$0.00	$0.00	$1,852	$48,960	0	$0.00	$0.00
President, C.E.O.,	2005	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
C.F.O., Secretary and	2006	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
Director
E.L. Hunsaker III,	2005	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
Director
Christopher R. Verrico,	2005	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
Director

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts

During the period ended March 31, 2006, we paid total consulting fees of $45,900 for consulting services to our company. On May 10, 2006, the Company entered into a six- month Consulting Agreement with Wannigan Capital Corp. to provide assistance in its day-to-day operations. Wannigan Capital Corp received 100,000 common shares of the Company as remuneration. The Consulting Agreement with Wannigan Capital Corp. is no longer in effect.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

                                             MCNAB CREEK GOLD CORP.

Date: May 13, 2007         By: /s/ Peter Dickie

                                        Peter Dickie, President, Director